UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): April 6, 2011

SEAGATE TECHNOLOGY PUBLIC LIMITED COMPANY

(Exact Name of Registrant as Specified in its Charter)

Ireland	001-31560	98-0648577
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Arthur Cox Building Earlsfort Terrace Dublin 2 Ireland	NA
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (353) (1) 618-0517

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)  On April 7, 2011, Albert A. (Rocky) Pimentel notified the Board of Seagate Technology plc (the “Company”) that in connection with his appointment as Executive Vice President, Worldwide Sales and Marketing (see paragraph (c), below), he would resign from the Board, effective at the close of business on April 7, 2011.  Mr. Pimentel did not resign due to any disagreements with Seagate’s operations, policies or practices.

Frank J. Biondi, Jr. will serve as the interim Chairman of the Audit Committee.

(c) On April 6, 2011, the Company appointed Mr. Pimentel, 55, Executive Vice President, Worldwide Sales and Marketing.  Mr. Pimentel was a Director of Seagate from 2009 until his resignation from the board (see paragraph (a) above).  Mr. Pimentel served as COO and Chief Financial Officer (“CFO”) at McAfee, Inc., from 2008 until he retired in August 2010.  He served as the Executive Vice President and CFO of Glu Mobile from 2004 to 2008.  Prior to joining Glu Mobile, Mr. Pimentel served as Executive Vice President and CFO at Zone Labs from 2003 to 2004, which was acquired by Check Point Software in 2004.  From 2001 to 2003, Mr. Pimentel was a partner with Redpoint Ventures.  Mr. Pimentel also held the positions of Senior Vice President and CFO of WebTV Networks, which was acquired by Microsoft in 1997, from 1996 until 2001, Senior Vice President and CFO of LSI Logic Corporation from 1992 to 1996 and was part of the founding management team of Conner Peripherals, Inc., which was acquired by the Company in 1996.  Mr. Pimentel serves on the board of directors of Xilinx, Inc.

In connection with his appointment, on April 6, 2011, the Compensation Committee of the Board of Directors approved an annual base salary for Mr. Pimentel of $600,000, with a target bonus opportunity of 100% of his base salary.  In connection with his appointment, on April 6, 2011, Mr. Pimentel also received a grant of stock options to acquire 647,500 of the Company’s common shares and a grant of 111,000 performance shares under the Company’s 2004 Share Compensation Plan, as amended.  The annual bonus opportunity and the equity grants are covered by and subject to the Seagate Technology plc Compensation Recovery for Fraud or Misconduct Policy adopted on January 29, 2009 by the Compensation Committee of the Board of Directors of the Company.  Mr. Pimentel will also be eligible for separation benefits, if applicable, under the Third Amended and Restated Seagate Technology Executive Officer Severance and Change in Control (CIC) Plan.

A copy of the Company’s press release announcing the appointment of Mr. Pimentel is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

The following exhibit is attached to this Current Report on Form 8-K:

Exhibit No.	Description
99.1	Press release, dated April 8, 2011, of Seagate Technology plc.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

SEAGATE TECHNOLOGY PUBLIC LIMITED COMPANY

	By:	/s/ Kenneth M. Massaroni
	Name:	Kenneth M. Massaroni
	Title:	Senior Vice President and General Counsel

Date: April 8, 2011

3